EXHIBIT 1A-11

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby provide our consent, dated January 14, 2020, to the incorporation in this Report on the Form 1-A registration of Fan Owned Club, Inc. for the 4-month period ended June 30, 2019 of our report dated October 9, 2019, except for Note 10, which is dated January 1, 2020 included in its Registration Statement on Form 1-A relating to the financials for the 4-month period ended June 30, 2019, listed in the accompanying index.

Spiegel Accountancy Corp

Pleasant Hill, California

January 14, 2020